UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 5, 2019

AUSCRETE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	001-35923	27-1692457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 John Day Dam Road

Goldendale, WA 98620

(Address of principal executive offices, including zip code)

(509) 261-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X] Yes

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act.          [X] Yes

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Item 8.01. Other Events

Auscrete Corporation held its latest board meeting at 10:00 AM on September 1st. 2019 at its corporate headquarters in Goldendale WA.

Topics for discussion were as follows:

Item 1. Current update of the move to the new manufacturing building and production machinery acquisition.

Item 2. Timing estimate of production commencement and projected output.

Item 3. Consider reduction of the Company’s Authorized Shares by 25%.

Item 4. Employment status.

Item 5. Financial state of the company.

Resolved

1. Mr. Sprovieri reported that all equipment has been moved to the new building. All the casting tables have been mechanically refurbished and prepared for the powder-coat surface finish. The powder-coat heating and setting machine is in the final stage of construction and should be ready by next Thursday. (9/5) All other equipment has been restored and is ready for production.

The acquisition of the new Auscrete developed specialty equipment batcher, which includes a 50-ton cement silo, screw conveyors and blending machine, are nearing completion at the Chinese manufacturing facility where they are being built. The Company is waiting word on the actual container shipping date. Additional equipment such as metal benders and cutters for rebar manufacture have been ordered and are arriving as a separate shipment.

It was resolved that the Company use all available means to keep pressure on transportation.

2. Assuming the shipping container is dispatched within the next week to 10 days and shipping time should put the equipment in Auscrete’s hands by October 10th, Mr. Sprovieri believes that it will take around 2 weeks to assemble the equipment, install it and complete testing.

Given that timing, the company should be able to produce its first products by the last week of October. The first house is planned to be built in Goldendale, WA as the first of a group of eight houses required by one client, to be built in the Columbia Gorge area.

It was resolved that the Company will meet with the contractor to discuss use all possible means to ensure the earliest completion.

3. It was proposed that the Company reduce its Authorized shares number by around 25% as Auscrete does not require such a large number of shares to be on issue.

It was resolved to ask the Corporation’s lawyer to commence action to register the cut to the number of Authorized shares by 25%.

4. The Company has hired 2 more workers that have assisted in the move and final preparation of the equipment. This brings total employees to 6. Further staff will be needed once production starts.

5. At the time of this meeting, the Company still had the following debt.

Aged Convertible Notes due now $79,640 ($43.6K due now, $13K in Nov. $25K in Dec.)

New Convertible Debt $40,000 Due in February, 2020

Long Term Loan remaining $160,000 (not due until late 2020)

The Financial State Representation is as follows:

Assets

Cash at Bank74,393

Inventory   47,000

Equipment 89,300144,843

Total Assets219,236

Short Term Liabilities

Accounts Payable18,543

Advances from Related Party5,953

24,496

Long term Liabilities

As stated above119,640

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSCRETE CORPORATION

Date: September 5, 2019	By:	/s/ A. John Sprovieri
A. John Sprovieri President / CEO